Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
American Physicians Capital, Inc.
East Lansing, Michigan
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-56428) of American Physicians Capital, Inc. of our report dated June 26, 2007 relating to the financial statements of American Physicians Assurance Corporation Retirement Plan, which appears in this Form 11-K.

\s\ BDO Seidman, LLP

Grand Rapids, Michigan
June 27, 2007

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